EXHIBIT 4.1

SERVICER APPOINTMENT, ASSUMPTION AND
AMENDMENT AGREEMENT

THIS SERVICER APPOINTMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”), dated as of October 2, 2006, is by and among Nomura Asset Acceptance Corporation, as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as seller (in such capacity, the “Sponsor”), Wells Fargo Bank, National Association, as a servicer (“Wells Fargo”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), and HSBC Bank USA, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, Wells Fargo, GMAC Mortgage Corporation (“GMACM”) and the Trustee entered into the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of July 1, 2006, relating to Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2006-AF2;

WHEREAS, pursuant to Section 7.06 of the Pooling and Servicing Agreement, the Sponsor has the right to terminate GMACM as Servicer of the Mortgage Loans set forth on Schedule 1 attached hereto (the “Transferred Mortgage Loans”) without cause upon the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement;

WHEREAS, the Depositor and the Sponsor desire to amend certain provisions of the Pooling and Servicing Agreement to better effectuate the replacement of GMACM as the Servicer thereunder with respect to the Transferred Mortgage Loans;

WHEREAS, Section 11.01 of the Pooling and Servicing Agreement provides that the Pooling and Servicing Agreement may be amended from time to time by parties thereto, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions therein, to change the manner in which the Distribution Account maintained by the Securities Administrator or the Custodial Accounts maintained by the Servicers is maintained or to make such other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement as shall not be inconsistent with any other provisions therein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder (or the Swap Provider unless the Swap Provider shall have consented to the amendment, which consent shall not be unreasonably withheld); provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; provided further that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel nor any letter from the Rating Agencies stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates shall be required if such amendment is to effect a transfer of servicing pursuant to Section 7.06(a) of the Pooling and Servicing Agreement to a Successor Servicer satisfying the Minimum Servicing Requirements;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms.

For purposes of this Agreement, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2. Appointment of Servicer.

(a) The Sponsor hereby proposes that Wells Fargo be appointed as the Servicer under the Pooling and Servicing Agreement with respect to the Transferred Mortgage Loans and, subject to the satisfaction of the conditions precedent set forth in Section 5 of this Agreement, the Sponsor will provide written notification to GMACM of its termination as a Servicer under the Pooling and Servicing Agreement with respect to the Transferred Mortgage Loans to be effective on October 2, 2006 (the “Termination Date”).

(b) In connection with the appointment of Wells Fargo as the Servicer of the Transferred Mortgage Loans under the Pooling and Servicing Agreement, on the Termination Date, the Sponsor shall cause Wells Fargo to reimburse GMACM for all outstanding Advances and Servicing Advances due and owing to GMACM under the Pooling and Servicing Agreement in connection with GMACM’s servicing and administration of the Transferred Mortgage Loans prior to the Termination Date.

(c) The Master Servicer, subject to the satisfaction of the conditions precedent set forth in Section 5 of this Agreement, hereby designates Wells Fargo as the Servicer of the Transferred Mortgage Loans from and after the Termination Date.

(d) Wells Fargo hereby represents and warrants, as of the date hereof, that it (i) is a Fannie Mae and Freddie Mac approved seller/servicer in good standing and has a net worth of at least $15,000,000; (ii) meets all requirements of a servicer set forth in Section 8.02 of the Pooling and Servicing Agreement, (iii) accepts the appointment as the Servicer of the Transferred Mortgage Loans under the Pooling and Servicing Agreement, (iii) assumes and agrees to discharge the due and punctual performance and observance of each covenant and condition to be performed and observed by a Servicer under the Pooling and Servicing Agreement, as amended hereby, and (iv) assumes and agrees, as of the date hereof, to be bound by all terms and conditions of the Pooling and Servicing Agreement, as amended hereby.

(e) On the Termination Date, each account that, pursuant to the terms of the Pooling and Servicing Agreement, is required to be established and maintained by GMACM with respect to the Transferred Mortgage Loans shall be moved to and maintained by Wells Fargo at Wells Fargo. This Agreement shall be deemed to satisfy any and all requirements in the Pooling and Servicing Agreement for notice of change in any such account.

SECTION 3. Amendments to Pooling and Servicing Agreement.

Each reference in the Pooling and Servicing Agreement to the “GMACM Mortgage Loans” is hereby deemed to be a reference to the “Wells Fargo Mortgage Loans”.

SECTION 4. Representations and Warranties of the Depositor and Sponsor.

(a) Wells Fargo hereby represents and warrants to the Sponsor, the Depositor, the Master Servicer, the Securities Administrator and the Trustee that the representations and warranties in Section 2.03(b) of the Pooling and Servicing Agreement are true and correct as of the date hereof.

(b) The Depositor hereby represents and warrants to the Sponsor, Wells Fargo, the Master Servicer, the Securities Administrator and the Trustee that the representations and warranties in Section 2.04 of the Pooling and Servicing Agreement are true and correct as of the date hereof.

(c) The Sponsor hereby represents and warrants to the Depositor, Wells Fargo, the Master Servicer, the Securities Administrator and the Trustee that the representations and warranties in Section 2.03(c) are true and correct as of the date hereof. The Sponsor hereby makes the following additional representation and warranty:

(i) The Sponsor has the right to terminate GMACM as the Servicer of the Transferred Mortgage Loans pursuant to Section 7.06 of the Pooling and Servicing Agreement and such termination shall be exercised in accordance with the terms and conditions of the Pooling and Servicing Agreement and all applicable law.

SECTION 5. Conditions Precedent.

The transactions contemplated by this Agreement shall be conditioned upon the satisfaction of the following conditions precedent:

(i) each of the Sponsor and the Master Servicer shall have executed this Agreement evidencing its consent to the appointment of Wells Fargo as the Servicer of the Transferred Mortgage Loans under the Pooling and Servicing Agreement;

(ii) Wells Fargo shall have executed this Agreement evidencing its acceptance of its appointment as the Servicer of the Transferred Mortgage Loans under the Pooling and Servicing Agreement and its agreement to be bound by the terms of this Agreement and the Pooling and Servicing Agreement;

(iii) the Sponsor shall have notified GMACM of its decision to terminate GMACM as the Servicer of the Transferred Mortgage Loans under the Pooling and Servicing Agreement; and

(iv) each Rating Agency has been notified in writing of the appointment of Wells Fargo as the Servicer of the Transferred Mortgage Loans.

SECTION 6. Effectiveness of this Agreement.

Upon execution of this Agreement, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Sponsor, Wells Fargo, the Master Servicer, the Securities Administrator and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Agreement shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes. Except as modified and expressly amended by this Agreement, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 7. Binding Effect.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Depositor, the Sponsor, Wells Fargo, the Master Servicer, the Securities Administrator and the Trustee.

SECTION 8. Governing Law.

This Agreement shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

SECTION 9. Severability of Provisions.

If any one or more of the provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions or terms of this Agreement.

SECTION 10. Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 11. Counterparts.

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Sponsor, Wells Fargo, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA ASSET ACCEPTANCE CORPORATION,
as Depositor

By: /s/ John P. Graham
Name: John P. Graham
Title: President

NOMURA CREDIT & CAPITAL, INC.,
as Sponsor

By: /s/ Timothy P. F. Crowley
Name: Timothy P.F. Crowley
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Servicer

By: /s/ Laurie McGoogan
Name: Laurie McGoogan
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Master Servicer and Securities Administrator

By: /s/ Kristen Ann Cronin
Name: Kristen Ann Cronin
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
as Trustee

By: /s/ Elena Zheng
Name: Elena Zheng
Title: Assistant Vice President

SCHEDULE 1

SCHEDULE OF TRANSFERRED MORTGAGE LOANS